CONTACT:
David Fry
Executive Vice President and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE
Flushing Financial Corporation to Present at the 2010 FBR Capital Markets Fall Investor Conference

LAKE SUCCESS, NY – November 29, 2010 — Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced that, John R. Buran, the Company’s President and Chief Executive Officer, and David W. Fry, the Company’s Executive Vice President and Chief Financial Officer, will be participating in the 2010 FBR Capital Markets Fall Investor Conference on Tuesday, November 30, 2010.

WHO
Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fifteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including cities, counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

WHAT	Presentation at the 2010 FBR Capital Markets Fall Investor Conference.
WHERE/WHEN	New York, New York on Tuesday, November 30, 2010 at 2:20pm (Local Time).
PRESENTATION
The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingbank.com, on November 30, 2010, and will remain available through December 31, 2010. The webcast of the presentation will be available through a link on the Company’s website.
The Company’s webcast will also be accessible via: http://www.wsw.com/webcast/fbr24/ffic/
Investors who wish to view the Company’s webcast will need to register at the above website prior to the presentation.

RECENT NEWS
● November 18, 2010 – John R. Buran, President and Chief Executive Officer of Flushing Financial Corporation, Elected to the Board of Directors of the Federal Home Loan Bank of New York.
● November 16, 2010 – Flushing Financial Corporation Declares Quarterly Dividend of $0.13 Per Share.
● November 3, 2010 – Flushing Financial Corporation Reports Increased 2010 Third Quarter GAAP Income Due to Legislative Tax Change.
● October 19, 2010 – Flushing Financial Corporation Reports 2010 Third Quarter GAAP and Core Net Income Increase of 13% and 35%, Respectively, From Prior Year Comparable Quarter.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingbank.com.

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